UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2021

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 21, 2021, Phio Pharmaceuticals Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 4,420,863 shares (the “Shares”) of Company common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.07 per Share, (ii) 140,065 pre-funded warrants (the “Prefunded Warrants”) exercisable for a total of 140,065 shares of Common Stock (the “Prefunded Warrant Shares”) at a purchase price of $3.069 per Prefunded Warrant with an exercise price of $0.001 per Prefunded Warrant Share, and (iii) 3,420,696 warrants (the “Common Warrants”) exercisable for a total of 3,420,696 shares of Common Stock (the “Common Warrant Shares” and together with the Prefunded Warrant Shares, the “Warrant Shares”) with an exercise price of $3.00 per Common Warrant Share. The gross proceeds to the Company from the Private Placement is approximately $14.0 million, before deducting placement agent fees and offering expenses. Subject to certain ownership limitations, the Common Warrants are immediately exercisable upon issuance and will expire on the five and one-half year anniversary of the date of issuance. The Prefunded Warrants are immediately exercisable upon issuance and may be exercised at any time until all of the Prefunded Warrants are exercised in full. None of the Shares, the Warrants, nor the Warrants Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to an engagement letter, dated as of January 20, 2021, between the Company and H.C. Wainwright & Co., LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Private Placement. The Company also agreed to pay the placement agent up to $85,000 for non-accountable expenses. In addition, the Company issued to the placement agent (or its designees) warrants to purchase up to 342,070 shares of Common Stock (the “Placement Agent Warrants”), or 7.5% of the aggregate number of Shares and Prefunded Warrant Shares sold in the Private Placement. The Placement Agent Warrants are immediately exercisable at an exercise price of $3.8375 per share of Common Stock and expire on July 27, 2026.

The Private Placement closed on January 25, 2021.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to prepare and file a registration statement with respect to the resale of the Shares and the Warrant Shares. The Company will be required to file the resale registration statement no later than February 1, 2021 and to use its reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than April 21, 2021 if the Securities and Exchange Commission reviews the registration statement.

The Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, and the Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreement, the Registration Rights Agreement and the Warrants, which are filed as exhibits to this report and are incorporated by reference herein.

2

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Warrant.

4.2	Form of Pre-Funded Common Stock Warrant.
10.1	Form of Securities Purchase Agreement, dated January 21, 2021, by and between the Company and the Purchasers signatory therein.

10.2	Form of Registration Rights Agreement, dated January 21, 2021, by and between the Company and the Purchasers signatory therein.

* * *

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: January 25, 2021	By:	/s/ Gerrit Dispersyn
Gerrit Dispersyn President and Chief Executive Officer

4